Exhibit 4.1

NUMBER	SHARES
SEE REVERSE FOR CERTAIN INSTRUCTIONS
CUSIP NO. 00912XBK9

AIR LEASE CORPORATION

THIS CERTIFIES THAT:

[SPECIMEN]

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF 4.125% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C, $0.01 PAR VALUE PER SHARE, WITH A LIQUIDATION PREFERENCE OF $1,000.00 PER SHARE, OF

Air Lease Corporation (the “Corporation”), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder hereof in person or by its duly authorized attorney or other representative, upon the surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Name:		Name:
Title:	Executive Vice President and Chief Financial Officer	Title:	Executive Vice President, General Counsel and Corporate Secretary

Countersigned and Registered:

American Stock Transfer & Trust Company
Transfer Agent and Registrar

By: _________________________
Authorized Signature

AIR LEASE CORPORATION

The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation, including the certificate of designations for the 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, and bylaws of Air Lease Corporation (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT Custodian
(Custodian) (Minor)
TEN ENT	–	as tenants by the entireties	under Uniform Gifts to Minors Act of

(State)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

                         (                 ) shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, with a liquidation preference of $1,000.00 per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ____________ attorney to transfer the said shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, with a liquidation preference of $1,000.00 per share, on the books of the Corporation, with full power of substitution in the premises.

Dated	X
	NOTICE:	The signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.